UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE CENTRAL EUROPE, RUSSIA AND

TURKEY FUND, INC.

(Name of Registrant as Specified In Its Charter)

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WE NEED YOUR HELP – PLEASE VOTE NOW!

IMPORTANT NOTICE FOR STOCKHOLDERS OF

THE CENTRAL EUROPE, RUSSIA AND TURKEY FUND, INC. (“CEE” or the “Fund”)

VOTING NOW HELPS LOWER OVERALL PROXY COSTS AND ELIMINATES
FURTHER MAILINGS AND PHONE CALLS

Dear Stockholder,

You recently received proxy materials relating to proposals to be voted on at the Joint Annual Meeting of Stockholders (the “Meeting”) of CEE, which was held on Tuesday, June 27, 2017. As announced following the Meeting, CEE did not receive sufficient votes to approve the following proposals:

Proposal No. 3 To approve a proposed change to the investment objective and related fundamental policy of the Fund.

Proposal No. 4 To approve a proposed change to the Fund’s fundamental investment policy relating to concentration.

Therefore, the Meeting was adjourned with respect to these proposals to Tuesday, July 25, 2017 at 11:30 a.m. at the offices of Deutsche Investment Management Americas Inc. 345 Park Avenue, New York, New York 10154, in order to allow more time to solicit proxies.

You are receiving this reminder notice because you held shares in CEE on the record date for the Meeting and we have not received your vote. Please help us avoid further adjournments, phone calls, costs and additional mailings by promptly voting your shares.

For the reasons set forth in the proxy materials, previously mailed to you, the Board of Directors of the Fund recommends a vote “FOR” each proposal listed above.

It is important that you vote, no matter how large or small your holding may be.

We urge you to vote “FOR” each proposal by using one of the options listed below:

1.	Vote Online – log onto the website listed on the enclosed proxy card;
2.	Vote by Touch-Tone Phone – call the toll-free number on the enclosed proxy card; or
3.	Vote by Mail – complete and return your executed proxy card in the postage paid envelope provided.

Remember, your vote counts and is very important. Voting now will minimize the expense incurred with further reminder mailings and solicitation calls. Please exercise your stockholder rights and vote today.

If you have any questions about the proposals, please call Georgeson LLC, the Fund’s proxy solicitor, toll-free at
1-866-785-7395.

If you have already voted, please disregard this notice.

Thank you for voting!